Exhibit 10.12

CROSS-MARKETING LICENSE AGREEMENT

This Cross-Marketing License Agreement (“Agreement”) is entered into to be effective as of the 7th day of November, 2006 (“Effective Date”) by and between Chuy’s Opco, Inc., a Delaware corporation (“Chuy’s”), and MY/ZP IP Group, Ltd., a Texas limited partnership (“MY/ZP”).

WHEREAS, Chuy’s owns and/or operates “Tex Mex” and/or “Mexican” food restaurants conducted under the “Chuy’s®” mark (such restaurants being referred to as the “Chuy’s Restaurants”);

WHEREAS, MY/ZP provides management and/or operations services to Chuy’s Boat Towne, Ltd., Shady Grove, Inc., and Lake Austin, Ltd. (collectively, the “Non-Chuy’s Restaurant Group”) relating to the respective restaurant businesses conducted by the members of the Non-Chuy’s Restaurant Group under the names “Hula Hut,” “Shady Grove” and “Lucy’s Boatyard,” respectively, (such restaurants being referred to as the “Non-Chuy’s Restaurants”);

WHEREAS, MY/ZP desires to enter into a cross-marketing relationship with Chuy’s for the purpose of permitting Chuy’s to promote the Non-Chuy’s Restaurants in accordance with the terms and conditions of this Agreement;

WHEREAS, Chuy’s desires to enter into a cross-marketing relationship with MY/ZP for the purpose of permitting MY/ZP and the Non-Chuy’s Restaurant Group to promote the Chuy’s Restaurants in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other valuable consideration, the Parties agree as follows:

1. Definitions. In addition to any terms defined elsewhere herein, the following capitalized terms will have the following respective meanings for purposes of this Agreement:

(a) “Affiliate” means, with respect to a Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the Person.

(b) “Intellectual Property Rights” means any patents, copyrights, moral rights, author’s rights, rights of publicity, mask work rights, trademarks, service marks, trade names, trade secrets, know-how, contract rights, licensing rights or other proprietary or intellectual property rights under the laws of any jurisdiction, whether now existing or hereafter arising.

(c) “Location(s)” means the physical location(s) of the Chuy’s Restaurants or the Non-Chuy’s Restaurants, as the case may be. The Locations of the Non-Chuy’s Restaurants are listed on Exhibit A (attached hereto and incorporated herein by this reference). The Locations of the Chuy’s Restaurants are those in existence on the Effective Date and any other Chuy’s Restaurants operated during the Term.

(d) “Marks” mean the trademarks, service marks, trade names, logos or other identifying indicia of Licensor approved, in writing, by Licensor for use by Licensee in a Marketing Program pursuant to this Agreement. With respect to MY/ZP Marks, such Marks will include any trademarks, service marks, trade names, logos or other identifying indicia of the Non-Chuy’s Restaurant Group approved, in writing, by MY/ZP for use by Chuy’s in a Marketing Program conducted pursuant to this Agreement.

(e) “Material” means marketing and promotional layouts, designs, copy, information and materials (regardless of form or medium) relating to the business, products and/or services of a Party and provided by or on behalf of such Party, if at all, for use in connection with a Marketing Program pursuant to this Agreement. With respect to MY/ZP Materials, such Materials will include any marketing and promotional layouts, designs, copy, information and materials (regardless of form or medium) relating to the business, products and/or services of the Non-Chuy’s Restaurant Group approved MY/ZP for use in a Marketing Program pursuant to this Agreement.

(f) “Party” means either Chuy’s or MY/ZP, individually, and “Parties” means Chuy’s and MY/ZP, collectively.

(g) “Person” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, association, joint stock company, government or any department or agency thereof, or any other form of association or entity.

2. Scope; Marketing Programs.

(a) From time to time during the term of this Agreement, a Party (“Licensor”) may permit the other Party (“Licensee”) to use Licensor’s Marks and/or Materials in connection with marketing and promotional activities to be undertaken by the Licensee (each, a “Marketing Program”) at Licensee’s Locations pursuant to this Agreement. Current Marketing Programs are listed and/or described on Exhibit B (attached hereto and incorporated herein by this reference).

(b) For the avoidance of doubt, nothing contained in this Agreement will be construed to require a Licensee to exercise the rights granted pursuant to this Agreement with respect to any of the Licensor’s Marks and/or Materials or to take any other action to promote, advertise or otherwise market the products, services and/or business of the Licensor. A Licensee may, at any time and from time to time, limit or discontinue any use of Licensor’s Marks and/or Materials authorized by a Marketing Program with or without notice to Licensor.

(c) Except as otherwise expressly provided in this Agreement or mutually agreed to in writing by the Parties, each Party is solely responsible for all costs and expenses incurred by such Party in connection with this Agreement (including any Marketing Program).

3. Limited Trademark Licenses.

(a) Subject to the terms and conditions of this Agreement and any additional restrictions specified by Licensor with respect to a particular Marketing Program, Licensor hereby grants to Licensee a limited, non-exclusive, and royalty-free right and license to use, reproduce, display and distribute the Licensor Marks and the Licensor Material during the Term solely in connection with the Marketing Program(s) conducted pursuant to this Agreement at or from Licensee’s Locations and in accordance with this Section 3 (the “Permitted Use”). Licensee acknowledges and agrees that (i) Licensee’s use of any Licensor Marks will only be in accordance with standards, specifications and instructions Licensor provides to or approves for use by Licensee, (ii) all use of the Licensor Marks and Licensor Material by Licensee will be in a manner intended to reflect favorably on and preserve the value of the Marks, for the benefit of Licensor and/or its licensors, (iii) all right, title and interest in and to, and arising from the use of, the Licensor Marks and the Licensor Material (including, without limitation, any improvements, modifications or derivatives of any of the foregoing), are, and will remain, the exclusive property of Licensor and/or its licensors, and (iv) to the extent that Licensee has or is deemed to have acquired any right, title or interest in or to any of the foregoing property, Licensee hereby assigns and transfers all of its right, title and interest in and to such property to Licensor. Licensee further agrees to execute and deliver such documents as Licensor may reasonably request from time to time to confirm and further implement the intent of the preceding sentence. All rights not specifically granted to Licensee with respect to the Licensor Marks and Licensor Material pursuant to this Section 3 are reserved by Licensor and/or its licensors. Licensee will not seek any trademark registration for any of the Licensor Marks or any name or mark incorporating any of, or confusingly similar with, the Licensor Marks during the Term or at any time thereafter. Furthermore, Licensee will promptly notify Licensor of any and all infringements or attempted infringements of any Licensor Marks and/or Licensor Material that may come to Licensee’s attention, and will provide reasonable assistance to Licensor in any action taken by Licensor with respect to such infringement.

(b) The quality of all Licensee Material which includes any of the Licensor Marks will be at least as high as the best quality of similar promotional and/or advertising material used by Licensee and will be in full conformance with all applicable laws and regulations and subject to such other limitations as Licensor reasonably may require to ensure the satisfactory quality of the same or to protect Licensor’s rights in the Licensor Marks. Licensee agrees that all Licensee Material will contain appropriate legends, markings and/or notices as required from time to time by Licensor to give appropriate notice to the consuming public of Licensor’s right, title and interest in the Licensor Marks. Licensee agrees that, unless otherwise expressly approved in writing by Licensor, each usage of any of the Licensor Marks will be followed by the “™”, “SM” or “®” trademark notice symbol, as appropriate.

(c) Prior to Licensee’s use of the Licensor Marks or Licensor Material, including, without limitation, the release of any marketing, advertising, or other promotional content and/or materials (regardless of form or medium) that reference

Licensor and/or its business, products and/or services (or in the case of MY/ZP, that reference any member of the Non-Chuy’s Restaurant Group and/or the Non-Chuy’s Restaurants, their business, products and/or services), Licensee will submit a written request for approval (“Approval Request”) to Licensor, together with a copy of the promotional content and/or material to be released. Approval Requests will be submitted to Licensor not less than ten (10) days prior to the requested release date. Licensee may not use the Licensor Marks and/or Licensor Promotional Material unless and until the applicable Approval Request has been approved by Licensor, and then only to the extent of the approval granted.

(d) Except as otherwise expressly provided in this Section 3(d), MY/ZP may not transfer, assign or sublicense, in whole or in part, the right and license granted to MY/ZP pursuant Section 3(a) with respect to the Chuy’s Marks and/or Materials without the prior written consent of Chuy’s; provided, however, that MY/ZP may, at any time and from time to time, (i) sublicense its right and license to use the Chuy’s Marks and/or Materials for the Permitted Use to any member of the Non-Chuy’s Restaurant Group or (ii) upon ten (10) days prior written notice to Chuy’s, assign its rights and obligations, in whole, under this Agreement to (1) any member of the Non-Chuy’s Restaurant Group or (2) any acquiror of all or substantially all of Licensee’s assets (whether by way of merger, asset sale or otherwise), in each case, to the extent that such Person agrees in writing to be bound by and subject to the terms and conditions of this Agreement. As a condition to any sublicense permitted pursuant to clause (i) above, MY/ZP will require the sublicensee to comply with the provisions of this Agreement (including the Permitted Use) and MY/ZP will be responsible for any violation or breach of this Agreement due to the acts or omissions of such sublicensee and the failure of MY/ZP to enter into a sublicense with such person. In addition, MY/ZP will include a provision in each sublicense agreement that Chuy’s is an intended third party beneficiary of such agreement and will have the right to enforce directly all rights of and restrictions imposed by MY/ZP on sublicensee with respect to the Chuy’s Marks and/or Materials. Any attempted or actual transfer, assignment or sublicense in violation of the provisions of this Section 3(d) will be void.

(e) Except as otherwise expressly provided in this Section 3(e), Chuy’s may not transfer, assign or sublicense, in whole or in part, the right and license granted to Chuy’s pursuant Section 3(a) with respect to the MY/ZP Marks and/or Materials without the prior written consent of MY/ZP; provided, however, that, upon at least ten (10) days prior written notice to MY/ZP, Chuy’s may (i) sublicense its right and license to use the MY/ZP Marks and/or Materials to any wholly-owned subsidiary(ies) of Chuy’s (for so long as such entity remains a wholly-owned subsidiary of Chuy’s) or (ii) assign its rights and obligations, in whole, under this Agreement to any acquiror of all or substantially all of Chuy’s assets (whether by way of merger, asset sale or otherwise) which agrees in writing to be bound by and subject to the terms and conditions of this Agreement. As a condition to any sublicense permitted pursuant to clause (i) above, Chuy’s will require the sublicensee to comply with the provisions of this Agreement (including the Permitted Use) and Chuy’s will be responsible for any violation or breach of this Agreement due to the acts or omissions of such sublicensee and the failure of Chuy’s to enter into a sublicense with such person. In addition, Chuy’s will include a provision in each sublicense agreement that MY/ZP is an intended third party beneficiary of such agreement and will have the right to enforce directly all rights of and restrictions imposed by Chuy’s on sublicensee with respect to the MY/ZP Marks and/or Materials. Any attempted or actual transfer, assignment or sublicense in violation of the provisions of this Section 3(e) will be void.

(f) The rights and licenses granted to each Licensee pursuant to this Section 3 are royalty-free and fully paid up. Each Licensor acknowledges and agrees that each Licensee has provided adequate consideration to each Licensor for such Licensor to enter into and perform under this Agreement.

(g) Each Licensee acknowledges and agrees that in the event of any breach of the provisions of this Section, Licensor would suffer irreparable injury for which monetary damages would be an inadequate remedy, and, without limitation of any other rights or remedies of Licensor, Licensor will be entitled to equitable relief, including injunctive relief, for such breach in any court of competent jurisdiction.

4. Representations and Warranties. Each Party represents and warrants to the other Party that: (a) the Party has full power, authority and capacity to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement constitutes the legal, valid, and binding obligation of the Party, enforceable against the Party in accordance with its terms; (c) the Party’s execution and delivery of this Agreement and the performance of its obligations hereunder does not and will not constitute a breach or violation of or a default under, or an event which with the passage of time, the giving of notice, or both, would result in a breach or violation of or default under, or otherwise conflict with, its organizational documents or any contract or agreement to which it is a Party or by which it is bound (including any agreements relating to the confidential or proprietary information of a third party); (d) the Party will not make any commitment or incur any contractual obligation on behalf of the other Party (including, with respect to MY/ZP, the Non-Chuy’s Restaurant Group); (e) the Party will not make any statements, representations, warranties, promises or guarantees with respect to the other Party’s products and/or services (including, in the case of MY/ZP, those of the Non-Chuy’s Restaurant Group) other than those expressly authorized by the other Party; (f) the Party, the Party’s Materials, marketing communications, products and services will comply with all applicable governmental laws, statutes, ordinances, orders, rules or regulations; and (g) the Party’s Materials, marketing communications, products and/or services offered in connection with a Marketing Program will not contain content or information which may be considered misleading, fraudulent, abusive, defamatory, harassing, grossly offensive, threatening or malicious.

5. Indemnification.

(a) Chuy’s will indemnify, hold harmless and, at the request of MY/ZP, defend MY/ZP and its officers, directors, officers, employees, representatives and agents from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and other costs of litigation) (collectively, “Losses”) arising out of, with respect to, or incurred in connection with third party claims relating to: (i) any actual or threatened infringement, violation or misappropriation by Chuy’s (including its employees, contractors or representatives), the Chuy’s Marks, the Chuy’s Materials or any products and/or services of Chuy’s of the Intellectual Property Rights of any Person and (ii) any breach by Chuy’s (including its employees, contractors or representatives) of Chuy’s representations and warranties set forth in Section 4 of this Agreement, to the extent, in the case of clauses (i) or (ii), the claims do not result from a breach of this Agreement by MY/ZP.

(b) MY/ZP will indemnify, hold harmless and, at the request of Chuy’s, defend, Chuy’s and its officers, directors, officers, employees, representatives and agents from and against any and all Losses arising out of, with respect to, or incurred in connection with third party claims relating to: (i) any actual or threatened infringement, violation or misappropriation by MY/ZP (including its employees, contractors or representatives), the MY/ZP Marks, the MY/ZP Materials or any products and/or services of MY/ZP of the Intellectual Property Rights of any Person and (ii) any breach by MY/ZP (including its employees, contractors or representatives) of MY/ZP’s representations and warranties set forth in Section 4 of this Agreement, to the extent, in the case of clauses (i) or (ii), the claims do not result from a breach of this Agreement by Chuy’s.

(c) In the event of any such indemnifiable claims, the Party entitled to indemnification (the “Indemnified Party”) will notify the Party responsible for indemnification (the “Indemnifying Party”) of any matter with respect to which the Indemnified Party may seek indemnification or other relief from the Indemnifying Party under this Section promptly after the Indemnified Party becomes aware of such matter; provided, however, that any failure to give prompt notice of any such matter will not relieve the Indemnifying Party from any of its liabilities or obligations hereunder with respect to such matter unless (and then only to the extent that) such failure adversely affects the ability of the Indemnifying Party to defend any claim arising out of such matter. In the event that the Indemnified Party requests that the Indemnifying Party defend the Indemnified Party with respect to any Loss, the Indemnifying Party will assume the defense of such matter, and will pay any amounts in settlement and all costs and damages awarded against or incurred by the Indemnified Party or any other Person indemnified hereunder, provided that the Indemnified Party will have the right to participate in the defense with counsel of its own choice and to approve any settlement or compromise, or any consent to entry of any judgment, unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party and any other indemnified Person of a release from all liability in respect to such matter and there will be no other terms and conditions as part of such settlement which could adversely affect the Indemnified Party or any such other indemnified Person. In the event that the Indemnified Party requests that the Indemnifying Party defend the Indemnified Party with respect to any Loss, the fees and expenses of any counsel retained by the Indemnified Party will be at the expense of the Indemnified Party unless (x) in the Indemnified Party’s reasonable judgment, based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party and the Indemnifying Party for the Indemnified Party to be represented by separate counsel, or (y) the Indemnifying Party will not have employed counsel to defend the Indemnified Party within a reasonable time after the Indemnified Party requests the same or fails to continue to do so until the matter is resolved; in either such case, the reasonable fees and expenses of such separate counsel will be paid by the Indemnifying Party. In the event that the Indemnified Party requests that the Indemnifying Party defend with respect to any Loss, the Indemnifying Party will keep the Indemnified Party informed at all times as to the status of the Indemnifying Party’s efforts and consult with the Indemnified Party concerning same.

6. Limitation of Liability.

(a) LICENSOR IS PROVIDING THE LICENSOR MARKS AND/OR MATERIALS ON AN “AS IS” BASIS, WITH ALL FAULTS. LICENSOR DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR OTHERWISE, WITH RESPECT TO THE LICENSOR MARKS AND/OR MATERIALS INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES OF TITLE OR NON-INFRINGEMENT, OR ANY WARRANTIES THAT MAY ARISE FROM USAGE OF TRADE OR COURSE OF DEALING. LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTIES NOT EXPRESSLY STATED HEREIN. FOR THE AVOIDANCE OF DOUBT, LICENSOR ACKNOWLEDGES AND AGREES THE ABOVE DISCLAIMER REGARDING WARRANTIES OF TITLE AND NON-INFRINGEMENT WILL IN NO WAY SERVE TO RELIEVE LICENSOR OF ITS INDEMNIFICATION OBLIGATIONS UNDER SECTION 5(B).

(b) EXCEPT WITH RESPECT TO CLAIMS BASED ON A PARTY’S FRAUD OR WILLFUL MISCONDUCT, A BREACH OF SECTIONS 3 (LIMITED TRADEMARK LICENSES) OR AMOUNTS PAYABLE PURSUANT TO SECTION 5 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF DATA, LOSS OF REVENUE OR PROFIT, OR LOSS OF TIME OR BUSINESS) ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY OR NEGLIGENCE) OR OTHERWISE, AND REGARDLESS OF WHETHER THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. Term. The initial term of this Agreement will commence on the Effective Date and continue until the first anniversary thereof (the “Initial Term”), and will automatically renew for consecutive one (1)-year renewal terms (each, a “Renewal Term”) unless either Party notifies the other Party at least thirty (30) days before the end of the then-current term of its intent not to renew (the Initial Term and any Renewal Terms will be referred to collectively as the “Term”). Either Party may terminate this Agreement prior to the expiration of the Term pursuant to the applicable provisions of Section 8 below.

8. Termination.

(a) This Agreement (or any Marketing Program) may be terminated as follows: (i) by a Party immediately upon notice to the other Party if the other Party breaches any provision of this Agreement and fails to cure the breach within fourteen (14) days after notice of the breach or (ii) by a Party immediately upon notice to the other Party if the other Party is insolvent or has a petition brought by or against it under the insolvency laws of any jurisdiction; if the other Party makes a general assignment for the benefit of creditors; if the other Party has been dissolved, wound up, or liquidated; or if a receiver, trustee, or similar agent is appointed with respect to any substantial portion of the property or business of the other Party. If the non-breaching Party elects to not to terminate this Agreement in its entirety, then this Agreement will remain in effect with respect to any Marketing Program that has not been terminated.

(b) This Agreement (or any Marketing Program) may be terminated by a Party for its convenience upon thirty (30) days’ prior notice to the other Party. If the terminating Party elects to not to terminate this Agreement in its entirety, then this Agreement will remain in effect with respect to any Marketing Program that has not been terminated.

(c) In the event of any termination or expiration of this Agreement (or any applicable Marketing Program), each Licensee will, and will cause its sublicensee(s) to, (i) cease further use of Licensor Marks and/or Materials affected by such termination, and (ii) return to Licensor, or to destroy (and to certify to such destruction in writing to Licensor), within thirty (30) days after termination or expiration of this Agreement (or the applicable Marketing Program), all Licensor Materials in the possession of Licensee affected by such termination; provided, that, in the event of the expiration of the Term of this Agreement pursuant to Section 7 above or a termination of this Agreement (or any Marketing Program) pursuant to Section 8(b) above, at a Licensee’s request, the Licensee will retain a limited license under Section 3 (for a period not to exceed 60 days following the effective date of such expiration or termination, as applicable) to the extent necessary to allow Licensee (and, in the case of MY/ZP, the Non-Chuy’s Restaurant Group) to deplete its inventory of any menus, cups, or other promotional items incorporating any Licensor Marks and/or Materials previously authorized under the terminated/expired Marketing Program and to replace and/or revise the same, so long as the inventory is not the subject of any threatened or actual legal action. If the inventory is the subject of threatened or actual legal action, the Licensee will not retain any limited License under Section 3 and will immediately terminate the Marketing Program and use of such inventory.

(d) Notwithstanding anything to the contrary in this Agreement, termination or expiration of this Agreement (or any Marketing Program) will not affect any of the Parties’ respective rights or obligations that are (i) vested pursuant to this Agreement as of the effective date of such termination or expiration (including obligations for payment and remedies for breach of this Agreement) or (ii) reasonably intended by the Parties to survive such termination or expiration, including Sections 2(c), 5, 6, 7, 8, 9, 14 and 15 of this Agreement.

(e) In the event of termination by either Party in accordance with any of the provisions of this Agreement, neither Party will be liable to the other Party solely because of such termination for any compensation, reimbursement, or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases, or commitments.

9. Assignment. Except as otherwise expressly provided in Sections 3(d) and (e), neither Party may assign or transfer any of its rights or obligations under this Agreement (whether by way of merger, asset sale or otherwise) without the prior written consent of the other Party, except that Chuy’s may collaterally assign this Agreement to its financing sources without the consent of MY/ZP. Any attempted or actual assignment or transfer in violation of the provisions of this Section 9 will be void.

10. Non-Exclusive Engagement; Independent Parties. The relationship, if any, established by this Agreement is of a non-exclusive nature. Nothing in this Agreement will restrict either Party from entering into marketing or other business relationships with any other Persons including any co-marketing relationship which is the same or similar to the relationship contemplated by this Agreement. Neither Party guarantees that the marketing activities contemplated under this Agreement will be successful. The relationship of the Parties as established by this Agreement is that of independent contractors, despite any use of the term “partner” or other similar terms. Neither Party will have any power or authority to make any commitment or incur any obligation on behalf of the other Party.

11. Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any Party to comply with any obligation, covenant, agreement or condition under this Agreement may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party hereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be a waiver of any other or subsequent breach.

12. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate Party at the address specified below:

If to Chuy’s, to:

Chuy’s Opco, Inc.

1623 Toomey Road

Austin, Texas 78704

Facsimile No.: 512-476-5157

Attention: Chief Executive Officer

with a copy to:

Jones Day

222 East 41st Street

New York, New York 10017

Facsimile No: 212-755-7306

Attention: Robert A. Profusek, Esq.

If to the MY/ZP, to:

MY/ZP IP Group, Ltd.

1623 Toomey Road

Austin, Texas 78704

Facsimile No.: 512-476-5157

Attention: Mike Young/John Zapp

with a copy to:

Graves, Dougherty, Hearon & Moody, P.C.

401 Congress Avenue, Suite 2200

Austin, Texas 78701

Facsimile No.: 512-478-1976

Attention: Clarke Heidrick, Esq.

or to such other address or addresses as any such Party may from time to time designate as to itself by like notice.

13. Severability. The illegality or partial illegality of any or all of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the Parties to be contained herein.

14. Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

15. Dispute Escalation and Binding Arbitration; Jurisdiction.

(a) In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (including disputes as to the creation, validity, interpretation, breach or termination of this Agreement) (a “Dispute”), then upon the written request of either Party, each of Licensor and Licensee will appoint a designated senior business executive whose task it will be to meet for the purpose of endeavoring to resolve the Dispute. The designated executives will meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. Such executives will discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party. No formal proceedings for the resolution of the Dispute may be commenced until the earlier to occur of (i) a good faith mutual conclusion by the designated executives that amicable resolution through continued negotiation of the matter in issue does not appear likely or (ii) the 30th day after the initial request to negotiate the Dispute.

(b) Any Dispute, if not resolved informally through negotiation between the Parties as contemplated by Section 15(a), will be resolved by final and binding arbitration conducted in accordance with and subject to JAMS Comprehensive Arbitration Rules and Procedures of JAMS then in effect. One arbitrator will be selected by the Parties’ mutual agreement or, failing that, by JAMS (provided, that, in any event, the arbitrator must be listed as an approved arbitrator by the Dallas office of JAMS and be a former Texas state civil court judge or federal court judge) (the “Arbitrator”), and the Arbitrator will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. The Arbitrator will reference the Federal Rules of Civil Procedure then in effect in setting the scope of discovery, except that no requests for admissions will be permitted and interrogatories will be limited to identifying (i) persons with knowledge of relevant facts and (ii) expert witnesses and their opinions and the bases therefore. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof. Any negotiation, mediation or arbitration conducted pursuant to this Section 15 will take place in Austin, Texas. Each Party will bear its own costs and expenses with respect to any such negotiation or arbitration, including one-half of the fees and expenses of the arbitrators, if applicable. Other than those matters involving injunctive relief or any action necessary to enforce the award of the arbitrators, the Parties agree that the provisions of this Section 15 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute. Nothing in this Section 15 prevents the Parties from exercising their right to terminate this Agreement in accordance with Section 8 or prevents or delays Licensor from exercising its rights under Section 3(g).

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Counterparts. This document may be executed in two or more separate counterparts, each of which, when so executed, will be deemed to be an original. Such counterparts will together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

17. Entire Agreement; Amendment; Interpretation. This Agreement (including the Exhibits attached hereto) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement may only be modified or amended upon the mutual written consent of the Parties. Unless the context otherwise requires, (i) all references to Sections are to be Sections of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) words in the singular include the plural and vice versa, (iv) the term “including” means “including without limitation,” (v) all reference to $ or dollar amounts will be to lawful currency of the United States, (vi) to the extent the term “day” or “days” is used, it will mean calendar days and (vii) the pronoun “his” refers to the masculine, feminine and neuter.

[Signature page follows]

IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

CHUY’S OPCO, INC.

By:	/s/ David J. Oddi
Name: David J. Oddi
Title: Vice President

MY/ZP IP GROUP, LTD.

By: MY/ZP IP GROUP GP, LLC, its General Partner

By:	/s/ Michael R. Young
Name: Michael R. Young
Title: Manager

Attachment:

Exhibit A – Non-Chuy’s Restaurant Locations

Exhibit B – Current Marketing Programs

Signature Page to

Cross-Marketing License Agreement